EXHIBIT 3(a)

                           Certificate of Amendment
                                    of the
                         Certificate of Incorporation
                                      of
                              Xerox Corporation
               Under Section 805 of the Business Corporation Law


     The undersigned, Eunice M. Filter, Vice President of Xerox Corporation (the "Corporation"), hereby certifies that:

     1. The name of the Corporation is "XEROX CORPORATION". The name under which the Corporation was formed is "THE HALOID COMPANY".

     2. The Certificate of Incorporation was filed by the Department of State on April 18, 1906 under the name The Haloid Company.

     3. The Certificate of Incorporation of the Corporation is hereby being amended pursuant to Section 805 of the BCL to change the voting rights of the Series B Convertible Preferred Stock of the Corporation to provide that each such share shall be entitled to such number of votes per share as is equal to the aggregate number of votes the shares of Common Stock of the Corporation into which each such share is convertible are entitled when voting with the holders of Common Stock and Class B Stock, without distinction as to class, at any annual or special meeting of shareholders.

     4. Paragraph (d) of Subdivision 17 of Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

           "(d) Except as prescribed by law and in addition to the rights provided for in subdivision 7 of Article FOURTH of the Certificate of lncorporation, each holder of Series B Preferred Stock shall be entitled to such number of votes for each share held as is equal to the aggregate number of votes of the Common Shares into which each share of Series B Preferred Stock is convertible pursuant to subsections (g), (h) and (i) of this subdivision 17 (as from time to time adjusted as provided in subsection (i) of this subdivision 17) and shall be entitled to exercise such voting rights with the holders of Common Stock and Class B
         Stock, without distinction as to class, at any annual or special meeting of shareholders for the election of directors and on any other matter coming before such meeting. For all other purposes under the Certificate of Incorporation, each holder of Series B Preferred Stock, when voting as a class with the holders of Cumulative Preferred Stock or with the holders of the shares of any series thereof, as the case may be, shall be entitled to one vote for each share thereof held."

     5. The foregoing amendment of the Certificate of Incorporation of the Corporation was authorized by the Board of Directors followed by a majority vote of all outstanding shares entitled to vote thereon at a meeting of shareholders of the Corporation duly called and held on May 20, 1999.

     IN WITNESS WHEREOF, the undersigned has signed this Certificate on the date set forth.

Date: May 21, 1999                            /s/ Eunice M. Filter
                                            ----------------------------
                                            Name:     Eunice M. Filter
                                            Title:     Vice President





                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                               XEROX CORPORATION

                           UNDER SECTION 807 OF THE
                           BUSINESS CORPORATION LAW


     We, the undersigned, PAUL A. ALLAIRE and E. M. FILTER, being respectively the Chairman of the Board and the Secretary of XEROX
CORPORATION, DO HEREBY CERTIFY that:

     1. The name of the Corporation is "XEROX CORPORATION". The name under which it was formed is "THE HALOID COMPANY".

     2. The Certificate of Incorporation was filed in the Office of the Secretary of State of the State of New York on April 18, 1906.

     3. This restatement of the Certificate of Incorporation was authorized by a resolution adopted by the Board of Directors of the Corporation at a meeting thereof duly called and held and includes a change in the post office address for service of process authorized by the Board of Directors of the Corporation at the same meeting. The text of the Certificate of Incorporation, as amended heretofore, is hereby restated to read as herein set forth in full:

     FIRST:  The name of the Corporation is XEROX CORPORATION.

     SECOND:  The purposes for which it is formed are as follows:

          To engage in the invention, development, production, operation, sale or lease of devices, papers and other items, processes, and services, relating to the communications, photographic, printing and image reproduction arts;

          To engage in any commercial, mercantile, manufacturing, mining, industrial, importing, exporting or trading business, venture, activity or service or other business, venture, activity or service of a kind or type described in these purposes;

          To engage in scientific and technological research and pursuits of every lawful kind and description and to utilize, employ and exploit any and all knowledge resulting therefrom;

          To purchase, lease or otherwise acquire, own, hold, sell, mortgage, charge or otherwise dispose of, invest, trade and deal in and with real and personal property of every kind and description.

     THIRD: The office of the Corporation is to be located in the City of Rochester, Monroe County, New York.

     FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue is 1,050,000,000 shares of Common Stock, of the par value of $1.00 each (hereinafter referred to as "Common Stock"), 600,000 shares of Class B Stock of the par value of $1.00 each (hereinafter referred to as "Class B Stock"), and 22,043,067 shares of Cumulative Preferred Stock, of the par value of $1.00 each (hereinafter referred to as "Cumulative Preferred Stock").

     The designations, preferences, privileges and voting powers of each class of stock of the Corporation, and the restrictions and qualifications thereof, shall be as follows:

     1. The Cumulative Preferred Stock may be issued from time to time as follows:

            (a) The Cumulative Preferred Stock may be issued from time to time as shares of one or more series of Cumulative Preferred Stock and the Board of Directors is expressly authorized, prior to issuance, in the resolution or resolutions providing for the issue of shares in each particular series, to fix the following:

                    (i)    the distinctive serial designation and
          number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

                    (ii) the annual dividend rate for such series, and the date from which dividends on shares of such series shall be cumulative;

                    (iii) the redemption provisions and price or prices, if any, for such series, which may consist of a redemption price or scale of redemption prices applicable only to redemption for a sinking fund and the same or a different redemption price or scale of redemption prices applicable to any other redemption;

                    (iv)  the amount or amounts which shall be
          paid to the holders of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation (but not less than $1.00 in the case of involuntary liquidation);

                    (v) the obligation, if any, of the Corporation to retire shares of such series pursuant to a sinking fund which shall be applied to the redemption of shares of such series;

                    (vi) the terms and conditions (with or without limitations), if any, on which shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, including the price or prices or at the rate or rates of conversion or exchange and the terms and conditions of adjustment thereof, if any; and

                    (vii) the voting rights, if any, in addition to those specified herein, and any other preferences, privileges and restrictions or qualifications of such series.

          (b) All shares of Cumulative Preferred Stock, regardless of series, shall be of equal rank with each other and shall be identical with each other in all respects except as provided in or permitted by paragraph (a) of this subdivision 1 and except as provided in paragraph (b) of subdivision 6; and the shares of the Cumulative Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall be cumulative.

          (c) In case the stated dividends and the amounts payable on liquidation are not paid in full, the shares of all series of the Cumulative Preferred Stock shall share ratably in the payment of dividends (including accumulations, if any) in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distributions if all sums payable were discharged in full.

     2. The holders of the Cumulative Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available for the payment of dividends, cumulative cash dividends at the annual rate for such series (as fixed by the Board of Directors in accordance with subdivision 1 in respect of any series), and no more, payable quarter-yearly, on the first day of January, April, July and October in each year, to shareholders of record on the respective dates, not exceeding forty days preceding such dividend payment dates, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend; provided that if dividends on any shares of the Cumulative Preferred Stock shall be cumulative from a date less than thirty days prior to the first quarter-yearly dividend payment date in respect of such shares, the dividends accrued on such shares to such date shall not be payable on such date but shall be payable on the next following quarter-yearly dividend payment date. The holders of shares of the Cumulative Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this subdivision 2.

            As provided in paragraph (c) of subdivision 1, no dividend shall be paid upon, or declared or set apart for, any share of Cumulative Preferred Stock of any series for any quarter-yearly dividend period (other than the first quarter-yearly dividend period for any shares if the dividend on such shares for such period shall not then be payable pursuant to the provisions of subdivision 2) unless at the same time a like proportionate dividend for the same quarter-yearly dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon, or declared and set apart for, all shares of Cumulative Preferred Stock of all series then issued and outstanding and entitled to receive the dividend.

     3. So long as any shares of the Cumulative Preferred Stock are outstanding, no dividend whatever shall be paid or declared at any time, and no distribution made, on any junior stock (other than in junior stock) nor shall any shares of junior stock be purchased or otherwise acquired for value or redeemed at any time by the Corporation or any subsidiary:

          (a)     unless all dividends on the Cumulative Preferred
     Stock of all series for all past quarter-yearly dividend periods (other than the first quarter-yearly dividend period for any shares if the dividend on such shares for such period shall not then be payable pursuant to the provisions of subdivision 2) shall have been paid and the full dividends thereon for the then current quarter-yearly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart; and

          (b) unless the Corporation shall have redeemed, retired or purchased all shares of each series of Cumulative Preferred Stock required to have been redeemed, retired or purchased at such time pursuant to the sinking fund fixed for such series by the Board of Directors in accordance with subdivision 1, provided, however, that the foregoing restrictions in this subdivision 3 shall not apply to the acquisition of any junior stock solely in exchange for, or solely out of the proceeds of sale of, any other junior stock.

          Subject to the foregoing provisions of this subdivision 3, and to any further limitations prescribed by the Board of Directors in accordance with subdivision 1, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on any junior stock from time to time out of any funds of the Corporation legally available therefor, and the Cumulative Preferred Stock shall not be entitled to participate in any such dividends.

     4. Subject to the provisions of subdivision 5, the Corporation at its option (ex-pressed by resolution of the Board of Directors) or for the purpose of any sinking fund therefor may (except as otherwise provided by the Board of Directors in accordance with subdivision 1 in respect of any series) redeem the outstanding shares of Cumulative Preferred Stock, or of any one or more series thereof, at any time in whole, or from time to time in part, upon notice duly given as hereinafter specified, at the applicable redemption price or prices for such shares (as fixed in accordance with subdivision 1 in respect of any series), including, in each case, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption.

            Notice of every such redemption of Cumulative Preferred Stock of any series (a) if all the shares of such series are held of record by not more than ten holders, shall be given by mailing such notice not less than 30 nor more than 60 days prior to the date fixed for such redemption to each holder of record of shares of such series so to be redeemed at his address as the same shall appear on the books of the Corporation, or (b) if all the shares of such series are held of record by more than ten holders, shall be given by publication at least once in each of two successive calendar weeks in a newspaper printed in the English language and customarily published on each business day and of general circulation in the Borough of Manhattan, The City of New York, the first publication to be not less than 30 nor more than 60 days prior to the date fixed for such redemption, and notice of such redemption shall also be mailed not less than 30 nor more than 60 days prior to the date fixed for such redemption, to each holder of record of shares of such series so to be redeemed at his address as the same shall appear on the books of the Corporation; but, if publication is required, no failure to mail any such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceeding for the redemption of any shares to be redeemed.

            In case of redemption of a part only of the Cumulative Preferred Stock of any series at the time outstanding, whether for the sinking fund therefor or otherwise, the redemption may (subject to any provision made by the Board of Directors in accordance with subdivision 1 in respect of any series) be either pro rata or by lot, as determined by the Board of Directors. Subject to the foregoing, the Board of Directors shall have full power and authority to prescribe the manner in which the drawings by lot or the pro rata redemption shall be conducted and, subject to the provisions contained in the Certificate of Incorporation or provided by the Board of Directors in accordance with subdivision 1, the terms and conditions upon which the Cumulative Preferred Stock shall be redeemed from time to time.

            If any such notice of redemption shall have been duly given and if, on or before the redemption date specified therein, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding on and after such redemption date, and the right to receive dividends thereon and all other rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof without interest, and the right to exercise, on or before the date fixed for redemption, all privileges of conversion or exchange, if any, not theretofore expired.

           If any such notice of redemption shall have been duly given or if the Corporation shall have given to the bank or trust company hereinafter referred to irrevocable written authorization promptly to give or complete such notice, and if on or before the redemption date specified therein the funds necessary for such redemption shall have been deposited by the Corporation with a bank or trust company in good standing, designated in such notice, organized under the laws of the United States of America or of the State of New York, doing business in the Borough of Manhattan, The City of New York, having a capital, surplus, and undivided profits aggregating at least $5,000,000 according to its last published statement of condition, in trust for the pro rata benefit of the holders of the shares so called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit all shares so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest, and the right to exercise, on or before the date fixed for redemption, all privileges of conversion or exchange, if any, not theretofore expired. Any interest accrued on such funds shall be paid to the Corporation from time to time.

            Any funds so set aside or deposited, as the case may be, and unclaimed at the end of six years from such redemption date shall be released or repaid to the Corporation, after which the holders of the shares so called for redemption shall look only to the Corporation for payment thereof; provided that any funds so deposited which shall not be required for redemption because of the exercise of any privilege of conversion or exchange subsequent to the date of deposit shall be repaid to the Corporation forthwith.

            None of the shares of Cumulative Preferred Stock of any series redeemed or retired pursuant to the sinking fund fixed for such series by the Board of Directors in accordance with subdivision 1, shall be reissued and all such shares shall, in the manner provided by law, be eliminated from the authorized capital stock of the Corporation. The Corporation shall not be prohibited from reissuing any shares of Cumulative Preferred Stock redeemed or retired (other than for the sinking fund therefor) or converted into or exchanged for stock pursuant to the provisions fixed by the Board of Directors in accordance with subdivision 1, and after such redemption, retirement or conversion of the Corporation may, in the manner provided by law, restore such shares to the status of authorized but unissued shares of Cumulative Preferred Stock undesignated as to series.

     5. If and so long as all dividends on the Cumulative Preferred Stock of all series for all past quarter-yearly dividend periods (other than the first quarter-yearly dividend period for any shares if the dividend on such shares for such period shall not then be payable pursuant to the provisions of subdivision 2) shall not have been paid and the full dividends thereon for the then current quarter-yearly dividend period shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the Corporation shall not redeem (for sinking fund or otherwise) less than all of the Cumulative Preferred Stock at the time outstanding, and neither the Corporation nor any subsidiary shall purchase or otherwise acquire for value (for sinking fund or otherwise) any of the Cumulative Preferred Stock at the time outstanding.

     6. Unless the consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least two-thirds of the shares of Cumulative Preferred Stock at the time outstanding, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, at which the Cumulative Preferred Stock shall vote separately as a class, shall be necessary to permit, effect or validate any one or more of the following:

          (a) The authorization of, or any increase in the authorized amount of, any class of stock ranking prior to the Cumulative Preferred Stock;

          (b) The amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, or of the By-Laws of the Corporation which would affect adversely any right, preference, privilege or voting power of the Cumulative Preferred Stock or of the holders thereof; provided, however, that if any such amendment, alteration or repeal would affect adversely any right, preference, privilege or voting power of one or more, but not all, of the series of Cumulative Preferred Stock at the time outstanding, the consent of the holders of at least two-thirds of the outstanding shares of each such series so affected, similarly given, shall be required in lieu of (or if such consent is required by law, in addition to) the consent of the holders of two-thirds of the shares of the Cumulative Preferred Stock as a class; and

          (c) The voluntary liquidation, dissolution or winding up of the Corporation, or the sale, lease or conveyance (other than by mortgage) of all or substantially all the property or business of the Corporation, or the consolidation or merger of the Corporation with or into any other corporation, except any such consolidation or merger wherein none of the rights, preferences, privileges or voting powers of any series of the Cumulative Preferred Stock or the holders thereof are adversely affected.

          No consent of the holders of the Cumulative Preferred Stock or of any series thereof which would otherwise be required to permit, effect or validate any action of the Corporation or a subsidiary pursuant to the provisions of this subdivision 6 or pursuant to any provision fixed by the Board of Directors in accordance with subdivision 1 shall be required if, prior to or concurrently with such action, provision shall be made in accordance with the provisions of the fourth paragraph of subdivision 4 for the redemption of all outstanding shares of Cumulative Preferred Stock or all outstanding shares of such series, as the case may be, and all funds necessary for such redemption shall be deposited in trust in accordance with the provisions of such paragraph.

     7. Unless and until six quarter-yearly dividends on the Cumulative Preferred Stock of any series shall be in default, in whole or in part, the entire voting power, except as otherwise provided in the Certificate of Incorporation or By-Laws, shall be vested exclusively in the Common Stock in accordance with the provisions of, and except as otherwise expressly provided in, the Certificate of Incorporation. If and whenever six full quarter-yearly dividends (whether or not consecutive) payable on the Cumulative Preferred Stock of any series shall be in arrears, in whole or in part, the number of Directors then constituting the Board of Directors shall be increased by two and the holders of the Cumulative Preferred Stock, voting separately as a class, regardless of series, shall be entitled to elect the two additional directors at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Cumulative Preferred Stock called as hereinafter provided. Whenever all arrears in dividends on the Cumulative Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarter-yearly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Cumulative Preferred Stock to elect such additional two Directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in dividends), and the terms of office of all persons elected as Directors by the holders of the Cumulative Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the Cumulative Preferred Stock, the Secretary of the Corporation may, and upon the written request of any holder of the Cumulative Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Cumulative Preferred Stock for the election of the two Directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the By-Laws for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within twenty days after receipt of any such request, then any holder of Cumulative Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The Directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in place thereof. In case any vacancy shall occur among the Directors elected by the holders of the Cumulative Preferred Stock, a successor shall be elected to serve until the next annual meeting of the shareholders or special meeting held in place thereof by the then remaining Director elected by the holders of the Cumulative Preferred
Stock or the successor of such remaining Director.

          In any case in which the holders of Cumulative Preferred Stock or any series thereof shall be entitled to vote pursuant to the provisions of the Certificate of Incorporation or pursuant to law, each holder of Cumulative Preferred Stock or of such series, as the case may be, shall be entitled to one vote for each share thereof held.

     8. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Cumulative Preferred Stock of each series shall be entitled to receive out of the assets of the Corporation, before any distribution or payment shall be made to the holders of any junior stock, (i) if such liquidation, dissolution or winding up shall be involuntary, the amount fixed by the Board of Directors in accordance with subdivision 1 but not less than $1.00, and (ii) if such liquidation, dissolution or winding up shall be voluntary, the amount per share fixed by the Board of Directors in accordance with the provisions of subdivision 1 in the case of any series of Cumulative Preferred Stock, in effect at the time thereof, together with, in each case, all accrued and unpaid dividends thereon to the date fixed for the payment of such distributive amounts; and the holders of the junior stock shall be entitled, to the exclusion of the holders of the Cumulative Preferred Stock of any and all series, to share ratably in all the remaining assets of the Corporation in accordance with their respective rights. As provided in paragraph (c) of subdivision 1, if upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Cumulative Preferred Stock the full amounts to which they respectively shall be entitled, the holders of shares of Cumulative Preferred Stock of all series shall share ratably in any distribution of assets in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. Neither the consolidation or merger of the Corporation with or into any other corporation, nor any sale, lease or conveyance of all or any part of the property or business of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this subdivision 8.

     9. Except as otherwise expressly provided in the Certificate of Incorporation and except as otherwise provided by law, voting rights upon any and all matters shall be vested exclusively in the holders of the Common Stock and the Class B Stock (each share of Common Stock and of Class B Stock having one vote).

     10. No holder of Common Stock, Cumulative Preferred Stock or Class B Stock shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever, or of any obligations or other securities convertible into, or exchangeable for, any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

     11. The holders of Common Stock and of Class B Stock shall possess equal voting rights and rights as to dividends or distributions, and in the event of any liquidation, dissolution or winding up of the Corporation. No dividend, distribution, split-up, combination, reclassification, or other change in the shares of Common Stock shall be made without the same being made with respect to the Class B Stock.

     12.     For all purposes of the Certificate of Incorporation:

             The term "accrued and unpaid dividends" when used with reference to any share of any series of the Cumulative Preferred Stock shall mean an amount computed at the annual dividend rate for the shares of such series from the date on which dividends on such share became cumulative to and including the date to which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid on such share; but no interest shall be payable upon any arrearages.

             The term "Certificate of Incorporation" shall mean the certificate of incorporation of the Corporation as amended and supplemented by any certificate heretofore or hereafter filed pursuant to law, including any certificate filed pursuant to law with respect to, and providing for the issue of, any series of Cumulative Preferred Stock.

             The term "junior stock", when used with reference to the Cumulative Preferred Stock, shall mean the Common Stock, the Class B
Stock and any other stock of the Corporation, now or hereafter authorized, over which the Cumulative Preferred Stock has preference or priority either in the payment of dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

             The term "sinking fund", as applied to any series of preferred stock, shall mean any fund or requirement for the periodic redemption, retirement or purchase of shares of such series.

             The term "stock ranking prior to the Cumulative Preferred Stock" shall mean any stock of the Corporation, now or hereafter authorized, which has preference over the Cumulative Preferred Stock either in the payment of dividends or in any liquidation, dissolution or winding up of the Corporation.

THE $5.45 CUMULATIVE PREFERRED STOCK

     13.     (a)     The distinctive serial designation of the initial
     series of Cumulative Preferred Stock is "$5.45 Cumulative Preferred Stock" (the "First Series"); and the aggregate number of shares which shall constitute such series is 8,875,000.

             (b) The annual dividend rate for the First Series is $5.45 per share and the date from and after which dividends on each share of the First Series shall be cumulative is January 11, 1983.

             (c) The redemption price for the First Series applicable to redemption for the mandatory and optional sinking fund established by paragraph (e) below shall be $50 per share and for the voluntary redemptions established by paragraph (f) below as follows for redemptions after the dates indicated:

                    April 1, 1988                    $52.725
                    April 1, 1989                    $52.180
                    April 1, 1990                    $51.635
                    April 1, 1991                    $51.090
                    April 1, 1992                    $50.545
                    April 1, 1993 and thereafter     $50.000

             (d) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the First Series shall be entitled to receive out of the assets of the Corporation, before any distribution or payment shall be made to the holders of any junior stock, the per share redemption price of $50 plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for the payment of such distributive amount.

             (e) As and for a Sinking Fund for the shares of the First Series, so long as any shares thereof are outstanding, the Corporation shall redeem, on January 1 in each of the years 1993 through 2003, inclusive (hereinafter each called a "Sinking Fund Date"), commencing on January 1, 1993, a number of shares of the First Series equal to, on the Sinking Fund Dates in the years 1993 through 2002, inclusive, 8.18% of the number of shares of the First Series outstanding on January 1, 1993, and, on the Sinking Fund Date in 2003, all shares of the First Series then remaining outstanding (the Corporation's obligation to redeem such number of shares on any Sinking Fund Date being hereinafter referred to as the "Sinking Fund Obligation" for such date). If the Corporation shall fail to discharge its Sinking Fund Obligation on any Sinking Fund Date for any reason, such Sinking Fund Obligation to the extent not discharged shall become an additional Sinking Fund Obligation on each succeeding Sinking Fund Date until fully discharged, provided that all outstanding shares of the First Series shall be redeemed not later than January 1, 2003. The obligation of the Corporation to redeem shares for the Sinking Fund as aforesaid may, at the election of the Corporation, be reduced and satisfied, in whole or in part, by the number of shares of the First Series theretofore purchased, redeemed or otherwise acquired by the Corporation otherwise than through the operation of the Sinking Fund and not theretofore made the basis for the reduction of a Sinking Fund Obligation.

             (f) The Board of Directors of the Corporation at any time and from time to time after April 1, 1988 may redeem all, or any number less than all, of the outstanding shares of the First Series.

             (g) The First Series is not convertible into, or exchangeable for, shares of stock of any other class.

THE SERIES A CUMULATIVE PREFERRED STOCK

     14.     (a)     The distinctive serial designation of the second
     series of Cumulative Preferred Stock is "Series A Cumulative Preferred Stock" (hereinafter called "Series A Preferred Stock").

     (b) The number of shares constituting the Series A Preferred Stock is 1,500,000 shares.

     (c)     The quarterly dividend rate for the Series A Preferred
     Stock is an amount per share (rounded to the nearest cent) equal to the greater of (i) $10.00 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all noncash dividends or other distributions other than a dividend payable in shares of Common Stock or Class B Stock or a subdivision of the outstanding shares of Common Stock or Class B Stock (by reclassification or otherwise), declared on the Common Stock or Class B Stock of the Corporation since the immediately preceding quarterly dividend payment date, or, with respect to the first quarterly dividend payment date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after April
     16, 1987 declare or pay any dividend on Common Stock or Class B Stock payable in shares of Common Stock or Class B Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock or Class B Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock or Class B Stock) into a greater or lesser number of shares of Common Stock or Class B Stock, then in each such case the amount to which holders of Series A Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock or Class B Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock or Class B Stock that were outstanding immediately prior to such event.

             The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in this paragraph (c) immediately after it declares a dividend or distribution on the Common Stock or Class B Stock; provided that, in the event no dividend or distribution shall have been declared on the Common Stock or Class B Stock during the period between any quarterly dividend payment date and the next subsequent quarterly dividend payment date, a dividend of $10.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent quarterly dividend payment date.

             Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Stock from the date of issue of such shares of Series A Preferred Stock.

          (d) Except as prescribed by law and in addition to the rights provided for in Section 7 of Article FOURTH of the Certificate of Incorporation of the Corporation and in paragraph (i) of this
     Section 14, and subject to the provision for adjustment hereinafter set forth, the holders of the Series A Preferred Stock shall be entitled to one vote for each share held and shall be entitled to exercise such voting rights with the holders of Common Stock and Class B Stock, without distinction as to class, at any annual or special meeting of shareholders for the election of directors and on any other matter coming before such meeting.

          (e) Any Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Cumulative Preferred Stock and may be reissued as part of a new series of Cumulative Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          (f)     (i)     Upon any voluntary or involuntary
          liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of junior stock unless, prior thereto, the holders of Series A Preferred Stock shall have received the greater of (i) $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an amount per share which shall be determined by (A) dividing (1) the value of the assets of the Corporation available for distribution to shareholders, less the amount to be paid upon liquidation, dissolution, or winding up to the holders of all other series of stock ranking on a parity with the Series A Preferred Stock, by (2) the sum of the number of one-hundredths shares of Series A Preferred Stock outstanding as of the date of such event plus the number of shares of Common Stock and Class B Stock, as adjusted by multiplying such number of shares of Common Stock and Class B Stock outstanding as of the date of such event by the Adjustment Number (as defined below), and (B) multiplying the result obtained in clause (A) by 100, (the "Series A Preferred Stock Liquidation Preference"). Following the payment of the full amount of the Series A Preferred Stock Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock. Following the payment of the full amount of the Series A Preferred Stock Liquidation Preference in respect of all outstanding shares of Series A Preferred Stock holders of Common Stock and Class
          B Stock shall receive their ratable and proportionate share of the remaining assets to be distributed, on a per share basis.

               (ii) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Preferred Stock Liquidation Preference and the liquidation preferences of all other series of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of the Series A Preferred Stock and such other series of parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon liquidation, dissolution or winding up.

               (iii) The Adjustment Number as of the date of this Certificate of Amendment shall be one (1). In the event the Corporation shall at any time after April 16, 1987 declare or pay any dividend on Common Stock payable in shares of Common Stock or Class B Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock or Class B Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock or Class B Stock) into a greater or lesser number of shares of Common Stock or Class B Stock, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock and Class B Stock outstanding immediately prior to such event and the denominator of which is the number of shares of Common Stock and Class B Stock that were outstanding immediately after such event.

               (iv) The merger or consolidation of the Corporation with or into any other corporation or the merger or consolidation of any other corporation with or into the Corporation, or the sale, transfer, exchange or conveyance by the Corporation of all or substantially all the assets of the Corporation, as an entirety, shall not be deemed to be a liquidation for purposes of paragraph (f) of this Section 14.

          (g) In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock or Class B Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock or Class B Stock is changed or exchanged. In the event the Corporation shall at any time after April 16, 1987 declare or pay any dividend on Common Stock or Class
     B Stock payable in shares of Common Stock or Class B Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock or Class B Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock or Class B Stock) into a greater or lesser number of shares of Common Stock or Class B Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock and Class B Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock and Class B Stock that were outstanding immediately prior to such event.

          (h)     The Series A Preferred Stock shall not be redeemable.

          (i) Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in liquidating distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

          (j) The Series A Preferred Stock is not convertible into, or exchangeable for, shares of stock of any other class.

THE $4.125 TWENTY-YEAR SINKING FUND PREFERRED STOCK

     15.  (a)     The distinctive serial designation of the third
     series of Cumulative Preferred Stock is "$4.125 Twenty-Year Sinking Fund Preferred Stock" (hereinafter called "Twenty-Year Preferred Stock"); and the number of shares constituting the Twenty-Year Preferred Stock is 3,500,000 shares.

          (b)     The annual dividend rate for the Twenty-Year
     Preferred Stock is $4.125 per share. Dividends shall begin to accrue and be cumulative on outstanding Twenty-Year Preferred Stock from the date of original issue of such shares of Twenty-Year Preferred Stock.

          (c) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Twenty-Year Preferred Stock shall be entitled to receive out of the assets of the Corporation, before any distribution or payment shall be made to the holders of any junior stock, the per share liquidation price of $50 plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for the payment of such distributive amount.

          (d) The Board of Directors of the Corporation at any time and from time to time on or after April 1,1993 may redeem all, or any number less than all, of the outstanding shares of the Twenty-Year Preferred Stock. The redemption price for the Twenty-Year Preferred Stock applicable to redemption for the voluntary redemptions shall be as follows for redemptions on or after the dates indicated:

          April 1, 1993     $54.125     April 1, 1998     $52.0625
          April 1, 1994     $53.7125    April 1, 1999     $51.65
          April 1, 1995     $53.30      April 1, 2000     $51.2375
          April 1, 1996     $52.8875    April 1, 2001     $50.825
          April 1, 1997     $52.475     April 1, 2002     $50.4125
          April 1, 2003 and thereafter     $50.00

          (e)     As and for a sinking fund for the shares of Twenty-
     Year Preferred Stock, so long as any shares thereof are outstanding, the Corporation shall redeem, on April 1 in each of the years 1994 through 2008, inclusive (hereinafter each called a "Sinking Fund Date"), commencing on April 1, 1994, a number of shares of the Twenty-Year Preferred Stock equal to, on the Sinking Fund Dates in the years 1994 through 2008, inclusive, 6-2/3% of the number of shares of the Twenty-Year Preferred Stock originally issued prior to April 1, 1993, and, on the Sinking Fund Date in 2008, all shares of the Twenty-Year Preferred Stock remaining outstanding (the Corporation's obligation to redeem such number of shares on any Sinking Fund Date being referred to as the "Sinking Fund Obligation" for such date). The Corporation shall have the option on any Sinking Fund Date to increase any sinking fund payment by an amount not exceeding 100% of such sinking fund payment. If the Corporation shall fail to discharge its Sinking Fund Obligation on any Sinking Fund Date for any reason, such Sinking Fund Obligation to the extent not discharged shall become an additional Sinking Fund Obligation on each succeeding Sinking Fund Date until fully discharged, provided that all outstanding shares of the Twenty-Year Preferred Stock shall be redeemed not later than April 1, 2008. The obligation of the Corporation to redeem shares for the Sinking Fund as aforesaid may, at the election of the Corporation, be reduced and satisfied, in whole or in part, by the number of shares of the Twenty-Year Preferred Stock theretofore purchased, redeemed or otherwise acquired by the Corporation otherwise than through the operation of the Sinking Fund and not theretofore made the basis for the reduction of a Sinking Fund Obligation. The redemption price which shall be applicable for the purposes of this paragraph (e) shall be $50 per share. No shares of Twenty-Year Preferred Stock shall be issued after March 31, 1993.

          (f) The Twenty-Year Preferred Stock is not convertible into, or exchangeable for, shares of stock of any other class.

THE $3.6875 TEN-YEAR SINKING FUND PREFERRED STOCK

     16.  (a)     The distinctive serial designation of the fourth
     series of Cumulative Preferred Stock is "$3.6875 Ten-Year Sinking Fund Preferred Stock" (hereinafter called "Ten-Year Preferred Stock"); and the number of shares constituting the Ten-Year Preferred Stock is 2,500,000 shares.

          (b) The annual dividend rate for the Ten-Year Preferred Stock is $3.6875 per share. Dividends shall begin to accrue and be cumulative on outstanding Ten-Year Preferred Stock from the date of original issue of such shares of Ten-Year Preferred Stock.

          (c) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Ten-Year Preferred Stock shall be entitled to receive out of the assets of the Corporation, before any distribution or payment shall be made to the holders of any junior stock, the per share liquidation price of $50 plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for the payment of such distributive amount.

          (d) The Ten-Year Preferred Stock is not redeemable at the option of the Corporation, except pursuant to paragraph (e) of this
     Section 16.

          (e) As and for a Sinking Fund for the shares of Ten-Year Preferred Stock, so long as any shares thereof are outstanding, the Corporation shall redeem, on April 1 in each of the years 1994 through 1998, inclusive (hereinafter each called a "Sinking Fund Date"), commencing on April 1, 1994, a number of shares of the Ten-Year Preferred Stock equal to, on the Sinking Fund Dates in the years 1994 through 1998, inclusive, 20% of the number of shares of the Ten-Year Preferred Stock originally issued prior to April 1, 1994 and, on the Sinking Fund Date in 1998, all shares of the Ten-Year Preferred Stock remaining outstanding (the Corporation's obligation to redeem such number of shares on any Sinking Fund Date being referred to as the "Sinking Fund Obligation" for such date). The Corporation shall have the option on any Sinking Fund Date to increase any sinking fund payment by an amount not exceeding 100% of such sinking fund payment. If the Corporation shall fail to discharge its Sinking
     Fund Obligation on any Sinking Fund Date for any reason, such Sinking Fund Obligation to the extent not discharged shall become an additional Sinking Fund Obligation on each succeeding Sinking Fund Date until fully discharged, provided that all outstanding shares of the Ten-Year Preferred Stock shall be redeemed not later than April
     1, 1998. The obligation of the Corporation to redeem shares for the Sinking Fund as aforesaid may, at the election of the Corporation, be reduced and satisfied, in whole or in part, by the number of shares of the Ten-Year Preferred Stock theretofore purchased, redeemed or otherwise acquired by the Corporation otherwise than through the operation of the Sinking Fund and not theretofore made the basis for the reduction of a Sinking Fund Obligation. The redemption price which shall be applicable for the purposes of this paragraph (e) shall be $50 per share. No shares of Ten-Year
     Preferred Stock shall be issued after March 31, 1994.

          (f) The Ten-Year Preferred Stock is not convertible into, or exchangeable for, shares of stock of any other class.

THE SERIES B CONVERTIBLE PREFERRED STOCK

     17.     (a)     The distinctive serial designation of the fifth
     series of Cumulative Preferred Stock is "Series B Convertible Preferred Stock" (hereinafter called "Series B Preferred Stock"); and the number of shares constituting the Series B Preferred Stock is 10,032,000 shares. Each share of Series B Preferred Stock shall have a stated value of $78.25 per share.

          (b) Shares of Series B Preferred Stock shall be issued only to the Trustee of the Employee Stock Ownership Plan of the Corporation, as amended from time to time, or any successor to such plan (the "Plan"). All references to the holder of Series B Preferred Stock shall mean the Trustee or any company with which or into which the Trustee may merge or any successor trustee under the trust agreement with respect to the Plan. In the event of any transfer of record ownership of Series B Preferred Stock to any person other than any successor trustee under the Plan, the shares of Series B
     Preferred Stock so transferred, upon such transfer and without any further action by the Corporation or the holder thereof, shall be automatically converted into shares of Common Stock on the terms provided for the conversion of shares of Series B Preferred Stock into shares of Common Stock pursuant to subsection (f) of this subdivision 17 and no such transferee shall have any of the voting powers, preferences and relative, participating, optional or special rights ascribed to the Series B Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such Series B Preferred Stock shall be so converted. In the event of such a conversion, the transferee of the Series B Preferred Stock shall be treated for all purposes as the record holder of the Common Stock into which such Series B Preferred Stock has been automatically converted as of the date of such transfer. Certificates representing Series B Preferred Stock shall bear a legend to reflect the foregoing provisions. Notwithstanding the foregoing provisions of this subsection, shares of Series B Preferred Stock (i) may be converted into shares of Common Stock as provided herein and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Corporation upon the terms and conditions provided by subsections
     (g), (h) and (i) of this subdivision 17.

          (c) Subject to the provisions for adjustment hereinafter set forth, the annual dividend rate for the Series B Preferred Stock is $6.25 per share. Dividends on the Series B Preferred Stock shall begin to accrue and be cumulative on outstanding Series B Preferred Stock from the date of original issuance of such shares of Series B Preferred Stock. Series B Preferred Dividends shall accrue on a daily basis whether or not the Corporation shall have earnings or surplus at the time.

          (d) Except as prescribed by law and in addition to the rights provided for in subdivision 7 of Article FOURTH of the Certificate of lncorporation, the holder of the Series B Preferred Stock shall be entitled to one vote for each share held and shall be entitled to exercise such voting rights with the holders of Common Stock and Class B Stock, without distinction as to class, at any annual or special meeting of shareholders for the election of directors and on any other matter coming before such meeting.

          (e) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holder of Series B Preferred Stock shall be entitled to receive out of assets of the Corporation, before any distribution shall be made to the holders of any junior stock the per share liquidation price of $78.25 plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for payments of such distribution amount. Neither the merger or consolidation of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation, nor the sale, lease, exchange or other transfer of all or any portion of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding up of the affairs of the Corporation for purposes of this subsection (e), but the holder of Series B Preferred Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by subsection (h) hereof.

          (f)  (i)     A holder of shares of Series B Preferred
          Stock shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to subsections (g), (h) and (i) of this subdivision 17, to cause any or all of such shares to be converted into shares of Common Stock, initially at a conversion price equal to $78.25 per share of Common Stock, with each share of Series B Preferred Stock being valued at $78.25 for such purpose, which price shall be adjusted as hereinafter provided (and, as so adjusted, is hereinafter sometimes referred to as the "Conversion Price"). The conversion rate initially shall be equivalent to one (1) share of Common Stock for each share of Series B Preferred Stock so converted, and shall be subject to adjustment as the Conversion Price is adjusted as hereinafter provided in subsection (i) of this subdivision 17.

               (ii)    Any holder of shares of Series B Preferred
          Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of Series B Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), and accompanied by written notice of conversion, at the principal executive office of the Corporation or the offices of the transfer agent for the Series B Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holder of the Series B Preferred Stock by the Corporation or the transfer agent for the Series B Preferred Stock. Such notice of conversion shall specify (i) the number of shares of Series B Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any shares of Series B Preferred Stock not to be so converted to be issued and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

              (iii) Upon surrender of a certificate representing a share or shares of Series B Preferred Stock for conversion, the Corporation shall issue and send by hand delivery or, at its option, by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing Series B Preferred Stock, only part of which are to be converted, the Corporation shall issue and send to such holder or such holder's designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of Series B Preferred Stock which shall not have been converted.

              (iv) The issuance by the Corporation of shares of Common Stock upon a conversion of shares of Series B Preferred Stock into shares of Common Stock made at the option of the holder thereof shall be effective as of the earlier of (1) the delivery to such holder or such holder's designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (2) the commencement of business on the second Business Day after the proper surrender of the certificate or certificates for the Series B Preferred Stock to be converted, as provided in subsection (f)(iii) above. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of record of Common Stock in respect of any period prior to such effective date. The Corporation shall not be obligated to pay any dividends which shall have been declared prior to the effective date of conversion and shall be payable to holders of shares of Series B Preferred Stock subsequent to the effective date of conversion of such shares.

              (v) The Corporation shall not be obligated to deliver to holders of Series B Preferred Stock any fractional share of Common Stock issuable upon any conversion of such Series B Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

              (vi) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of Series B Preferred Stock as herein provided such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the Series B Preferred Stock then outstanding. Nothing contained herein shall preclude the Corporation from issuing shares of Common Stock held in its treasury upon the conversion of shares of Series B Preferred Stock into Common Stock pursuant to the terms hereof.

          (g)  (i)     The Board of Directors of the Corporation at
          any time and from time to time on or after July 10, 1994 may redeem all, or any number less than all, of the outstanding shares of the Series B Preferred Stock. The redemption price per share for the Series B Preferred Stock applicable for redemptions on or after the dates indicated below shall be as follows, plus accrued and unpaid dividends to the date fixed for redemption:

               July 10, 1994                    81.375
               July 10, 1995                    80.750
               July 10, 1996                    80.125
               July 10, 1997                    79.500
               July 10, 1998                    78.875
               July 10, 1999 and thereafter     78.250

          Payment of the redemption price shall be made by the Corporation in cash or shares of Common Stock, or a combination thereof, as permitted by subsection (v) of subsection (g) of this subdivision 17.

               (ii) In the event of a change in any statute, rule or regulation of the United States of America or any administrative or judicial interpretation thereof which (1) has the effect of limiting or making unavailable to the Corporation all or any of the tax deductions for amounts paid (including dividends) on the Series B Preferred Stock when such amounts are used as provided under Section 404(k)(2) of the Internal Revenue Code of 1986, as amended, (other than for purposes of determining alternative minimum tax) and in effect on the date shares of Series B Preferred Stock are initially issued, or (2) relates to any aspect or qualification of the Plan which increases by 20% or more the Corporation's cost of maintaining the Plan, the Corporation may, in its sole discretion and notwithstanding anything to the contrary in this subsection (g), elect to redeem any or all of such Series B Preferred Stock at a redemption price per share equal to the higher of (1) $78.25 and (2) the Fair Market Value (as defined in subparagraph (vii) of subsection (i) hereof) of the shares of Common Stock which would be issuable upon the conversion of the shares of Series B Preferred Stock being redeemed, plus in each case, accrued and unpaid dividends to the date fixed for redemption. The Corporation shall have the right to elect to redeem shares of Series B Preferred Stock pursuant to this subparagraph (ii) at any time prior to the last day of the sixth month following the latest of: (1) the date of the enactment of any such statute, rule, regulation or judicial or administrative interpretation,
          (2) the effective date of any such statute, rule, regulation or judicial or administrative interpretation, or (3) in the case of any judicial or administrative proceeding in which the Corporation contests in good faith the applicability of any such statute, rule, regulation or interpretation to the Corporation, the date of the final determination of applicability.

               (iii)      In the event that shares of Series B
          Preferred Stock are held by the trustee under an employee benefit plan intended to qualify as an employee stock ownership plan within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended, and such plan does not so qualify, the Corporation may, in its sole discretion and notwithstanding anything to the contrary in subsection (g), elect to redeem any or all of such shares of Series B Preferred Stock at a redemption price per share equal to the higher of (1) $78.25 and (2) the Fair Market Value (as defined in subparagraph (vii) of subsection (i) hereof) of the shares of Common Stock which would be issuable upon the conversion of the shares of Series
          B Preferred Stock being redeemed, plus in each case, accrued and unpaid dividends to the date fixed for redemption.

               (v) The Corporation may make payment of the redemption price upon any redemption hereunder required upon redemption of Series B Preferred Stock in cash or in a combination of one share of Common Stock for each share of Series B Preferred Stock redeemed and cash, any such shares of Common Stock to be valued for such purposes at their Fair Market Value (as defined in subparagraph (vii) of subsection
          (i) hereof).

               (vi) Notwithstanding anything to the contrary in this subsection (g), at any time and from time to time upon notice to the Corporation given not less than five (5) Business Days prior to the date fixed by the holder in such notice for such redemption, upon certification by such holder to the Corporation that such redemption is necessary for such holder to provide for distributions required to be made to participants under, or to satisfy an investment election provided to participants in accordance with, the Plan, shares of Series B Preferred Stock shall be redeemed by the Corporation at a redemption price per share equal to the higher of (1) $78.25 and
          (2) the Fair Market Value (as defined in subparagraph (viii) of subsection (1) hereof) of the shares of Common Stock which would be issuable upon conversion of the shares of Series B Preferred Stock being redeemed, plus in each case, accrued and unpaid dividends to the date fixed for redemption.

               (vii) In the event that the Plan is terminated in accordance with its terms, and notwithstanding anything to the contrary in this subsection (g), any or all shares of Series B Preferred Stock may be redeemed by the Corporation, as soon thereafter as practicable, at a redemption price equal to the greater of: (1) the Fair Market Value (as defined in subparagraph
          (vii) of subsection (i) hereof) of the shares of Common Stock which would be issuable upon conversion of the shares of Series B Preferred Stock being redeemed or (2) the following redemption prices per share, plus in each case, accrued and unpaid dividends to the date fixed for redemption:

                    During the Twelve-Month
                    Period Beginning July 10     Price Per Share
                    ------------------------     ---------------

                    1989                         $84.500
                    1990                          83.875
                    1991                          83.250
                    1992                          82.625
                    1993                          82.000
                    1994                          81.375
                    1995                          80.750
                    1996                          80.125
                    1997                          79.500
                    1998                          78.875
                    1999 and thereafter           78.250

          (h)     (i)     In the event the Corporation shall enter
          into any agreement providing for any consolidation or merger or similar business combination described in subparagraph (iii) of this subsection (h), then the Corporation shall as soon as practicable thereafter (and in any event at least ten (10) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of shares of Series B Preferred Stock and each such holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Corporation or the successor of the Corporation, in redemption and retirement of such Series B Preferred Stock, a cash payment per share equal to the following amount per share, plus accrued and unpaid dividends to the date fixed for redemption:

                    During the Twelve-Month
                    Period Beginning July 10     Price Per Share
                    ------------------------     ---------------

                    1989                         $84.500
                    1990                          83.875
                    1991                          83.250
                    1992                          82.625
                    1993                          82.000
                    1994                          81.375
                    1995                          80.750
                    1996                          80.125
                    1997                          79.500
                    1998                          78.875
                    1999 and thereafter           78.250

          No such notice of redemption shall be effective unless given to the Corporation prior to the close of business on the second Business Day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the second Business Day prior to consummation of such transaction.

               (ii)     In the event that the Corporation shall
          consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Corporation) that constitutes "qualifying employer securities" with respect to a holder of Series B Preferred Stock within the meaning of Section 409(1) of the Internal Revenue Code of 1986, as amended, and
          Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of Series B Preferred Stock of such holder shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become preferred stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by subsections (f), (g) and (h) hereof), and the qualifications, limitations or restrictions thereon, that the Series B Preferred Stock had immediately prior to such transaction, except that after such transaction each share of Series B Preferred Stock shall be convertible, otherwise on the terms and conditions provided by subsection (f) hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such Series B Preferred Stock could have been converted immediately prior to such transaction; provided, however, that, at the election of the Trustee in lieu of the Series B Preferred Stock becoming preferred stock of such successor or resulting corporation, if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holder of the Series B Preferred Stock, then the shares of Series B Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such Series B Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property (other than such qualifying employer securities and a cash payment, if applicable, in lieu of fractional shares) receivable upon such transaction (provided that, if the kind or amount of qualifying employer securities receivable upon such transaction is not the same for each non-electing share, then the kind and amount so receivable upon such transaction for each share of Series B Preferred Stock shall be the kind and amount so receivable per share by the plurality of the non-electing shares). The rights of the Series B Preferred Stock as preferred stock of such successor or resulting corporation shall successively be subject to adjustments pursuant to subsection
          (i) hereof after any such transaction as nearly equivalent as practicable to the adjustment provided for by such section prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless all then outstanding Series B Preferred Stock shall be assumed and authorized by the successor or resulting corporation as aforesaid.

               (iii) In the event that the Corporation shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in subparagraph (ii) of this subsection (h)) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of Series B Preferred Stock shall, without any action on the part of the Corporation or any holder thereof (but subject to subparagraph (i) of this subsection (h)) be automatically converted by virtue of such merger, consolidation or similar transaction into the number of shares of Common Stock into which such Series B Preferred Stock could have been converted immediately prior to such consummation so that each share of Series B Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such Series B Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holder of the Series B Preferred Stock, then the Series B Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share of Series B Preferred Stock shall be the kind and amount so receivable per share by a plurality of the non-electing shares).

          (i)     (i)     In the event the Corporation shall, at any time
          or from time to time while any shares of Series B Preferred Stock are outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (including a recapitalization effected by a merger or consolidation to which subsection (h) hereof does not apply) or otherwise, subject to subparagraphs (v) and (vi) of this subsection (i), the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event, and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this subparagraph shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of shareholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

               (ii) In the event that the Corporation shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Corporation, any right or warrant to purchase shares of Common Stock (but not including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock or any right or warrant, if any are issued to the holder of shares of Series B Preferred Stock as though converted into such Common Stock) at a purchase price per share less than the Fair Market Value (as defined in subparagraph (vii) of subsection (i) hereof) of a share of Common Stock on the date of issuance of such right or warrant, then, subject to the provisions of subparagraphs (v) and (vi) of this subsection (i), the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Market Value (as defined in subparagraph (vii) of subsection
          (i) hereof) of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants, and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants.

               (iii) In the event the Corporation shall, at any time or from time to time while any shares of Series B Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) and other than pursuant to any employee or director incentive or benefit plan or arrangement, including any employment, severance or consulting agreement, of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted) for a consideration having a Fair Market Value (as defined in subparagraph (vii) of subsection (i) hereof), on the date of such issuance, sale or exchange, less than the Fair Market Value (as defined in subparagraph (vii) of subsection (i) hereof) of such shares of Common Stock on the date of issuance, sale or exchange, then, subject to the provisions of subparagraphs (v) and (vi) of this subsection
          (i), the Conversion Price shall be adjusted by multiplying such Conversion Price by the fraction the numerator of which shall be the sum of (1) the Fair Market Value (as defined in subparagraph (vii) of subsection (i) hereof) of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (2) the Fair Market Value (as defined in subparagraph (vii) of subsection (i) hereof) of the consideration received by the Corporation in respect of such issuance, sale or exchange of shares of Common Stock, and the denominator of which shall be the product of (a) the Fair Market Value (as defined in subparagraph (vii) of subsection (i) hereof) of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by
          (b) the sum of the number of shares of Common Stock outstanding on such day plus the number of shares of Common Stock so issued, sold or exchanged by the Corporation. In the event the Corporation shall, at any time or from time to time while any shares of Series B Preferred Stock are outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), other than any such issuance to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Corporation) and other than pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted, for a consideration having a Fair Market Value (as defined in subparagraph (vii) of subsection (i) hereof), on the date of such issuance, sale or exchange, less than the Non-Dilutive Amount (as hereinafter defined), then, subject to the provisions of subparagraphs (v) and (vi) of this subsection (i), the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the sum of (I) the Fair Market Value (as defined in subparagraph (vii) of subsection (i) hereof) of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (II) the Fair Market Value (as defined in subparagraph (vii) of subsection (i) hereof) of the consideration received by the Corporation in respect of such issuance, sale or exchange of such right or warrant plus (III) the Fair Market Value (as defined in subparagraph (vii) of subsection (i) hereof) at the time of such issuance of the consideration which the Corporation would receive upon exercise in full of all such rights or warrants, and the denominator of which shall be the product of (i) the Fair Market Value (as defined in subparagraph (vii) of subsection (i) hereof) of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (ii) the sum of the number of shares of Common Stock outstanding on such day plus the maximum number of shares of Common Stock which could be acquired pursuant to such right or warrant at the time of the issuance, sale or exchange of such right or warrant (assuming shares of Common Stock could be acquired pursuant to such right or warrant at such time).

               (iv)     (A)     In the event the Corporation shall,
               at any time or from time to time while any shares of Series B Preferred Stock are outstanding, make an Extraordinary Distribution (as hereinafter defined) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation (including a recapitalization or reclassification effected by a merger or consolidation to which subsection (h) hereof does not apply), the Conversion Price in effect immediately prior to such Extraordinary Distribution shall, subject to subparagraphs (v) and (vi) of this subsection (i), be adjusted by multiplying such Conversion Price by a fraction the numerator of which is the difference between
               (1) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution multiplied by (y) the Fair Market Value (as defined in subparagraph (vii) of subsection (i) hereof) of a share of Common Stock on the day before the exdividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, and (2) the Fair Market Value of the Extraordinary Distribution (as defined in subparagraph
               (vii) of subsection (i) hereof) minus the aggregate amount of regularly scheduled quarterly dividends declared by the Board of Directors of the Corporation and paid by the Corporation in the twelve months immediately preceding such Extraordinary Distribution, and the denominator of which shall be the product of (a) the number of shares of Common Stock outstanding immediately before such Extraordinary Dividend multiplied by (b) the Fair Market Value (as defined in subparagraph (vii) of subsection (i) hereof) a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash. The Corporation shall send each holder of Series B Preferred Stock notice of its intent to make any such dividend or distribution in each case at the same time as, or as soon as practicable after, such offer is first communicated to holders of Common Stock. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, as well as the Conversion Price and the number of shares of Common Stock into which a share of Series B Preferred Stock may be converted at such time.

                    (B)     In the event the Corporation shall, at
               any time or from time to time while any shares of Series
               B Preferred Stock are outstanding, effect a Pro Rata Repurchase (as hereinafter defined) of Common Stock, the Conversion Price in effect immediately prior to such Pro Rata Repurchase shall, subject to subparagraphs (v) and
               (vi) of this subsection (i), be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the difference between (1) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase multiplied by (y) the Fair Market Value (as defined in subparagraph
               (vii) of subsection (i) hereof) of a share of Common
               Stock on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, and (2) the aggregate purchase price of the Pro Rata Repurchase, and the denominator of which shall be the product of (a) the number of shares of Common Stock outstanding immediately before such Pro
               Rata Repurchase minus the number of shares of Common
               Stock repurchased by the Corporation multiplied by (b) the Fair Market Value (as defined in subparagraph (vii) of subsection (i) hereof) of a share of Common Stock on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer.
               The Corporation shall send each holder of Series B Preferred Stock notice of any offer by the Corporation to make a Pro Rata Repurchase at the same time as, or as soon as practicable after, such offer is first communicated to holders of Common Stock. Such notice shall indicate the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer, as well as the Conversion Price and the number of Shares of Common Stock into which a share of Series B Preferred Stock may be converted at such time.

               (v) Notwithstanding any other provisions of this subsection (i), the Corporation shall not be required to make any adjustment to the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Price.

               (vi) If the Corporation shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Price pursuant to the foregoing provisions of this subsection (i), the Board of Directors of the Corporation shall consider whether such action is of such a nature that an adjustment to the Conversion Price should equitably be made in respect of such transaction. If in such case the Board of Directors of the Corporation determines that an adjustment to the Conversion Price should be made, an adjustment shall be made effective as of such date, as determined by the Board of Directors of the Corporation, which adjustment shall in no event adversely effect the powers, preferences and special rights of the Series B Preferred Stock as set forth herein. The determination of the Board of Directors of the Corporation as to whether an adjustment to the Conversion Price should be made pursuant to the foregoing provisions of this subparagraph (vi), and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all shareholders of the Corporation. The Corporation shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by the foregoing provisions of this subsection
          (i), as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation shall not be taxable to the holders of the Common Stock.

               (vii) For purposes of this subdivision 17, the following definitions shall apply:

               "Adjustment Period" shall mean the period of five (5) consecutive trading days ending on the day immediately preceding the date on which the Fair Market Value or Current Market Price of a Security is to be determined.

               "Business Day" shall mean each day that is not a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

               "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean (i) for purposes of subsections (f) and (g) hereof, the mean between the highest and lowest reported sales price on such day and (ii) for all other purposes hereof, the last reported sales price, regular way, or, in the event that no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Corporation or a committee thereof, in each case, on each trading day during the Adjustment Period.

               "Extraordinary Distribution" shall mean any dividend or other distribution to holders of Common Stock (effected while any shares of Series B Preferred Stock are outstanding) (i) of cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding period of 12 months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer which is a Pro Rata Repurchase, or the date of purchase with respect to any other Pro Rata Repurchase which is not a tender offer or exchange offer made during such period), exceeds twelve percent (12%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the day before the ex-dividend date with respect to such Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, and/or (ii) of any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation (other than securities of the type referred to in subparagraph (ii) or (iii) of this subsection (i), evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation) or any combination thereof. The Fair Market Value of an Extraordinary Distribution for purposes of subparagraph (iv) of this subsection (i) shall be equal to the sum of the Fair Market Value of the dividend or other distribution to holders referred to in (i) and (ii) above, plus the amount of any cash dividends which are not Extraordinary Distributions made during such 12-month period and not previously included in the calculation of an adjustment pursuant to subparagraph (iv) of this subsection (i).

               "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, (i) for purposes of subsections (f) and (g) hereof, the Current Market Price on the date as of which the Fair Market Value is to be determined, and (ii) for all other purposes hereof, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Corporation or such committee.

               "Non-Dilutive Amount" in respect of an issuance, sale or exchange by the Corporation of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean the difference between (i) the product of the Fair Market Value of a share of Common Stock on the day preceding the first public announcement of such issuance, sale or exchange multiplied by the maximum number of shares of Common Stock which could be acquired on such date upon the exercise in full of such rights and warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, and (ii) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock; provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.

               "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation), or any combination thereof, effected while any shares of Series B Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares by the Corporation or any subsidiary thereof made (1) pursuant to the "Dutch auction" self-tender offer announced by the Corporation on July 10, 1989 or (2) in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this subparagraph (vii) shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof "in open market transactions" if they have been purchased substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act, on the date shares of Series B Preferred Stock are initially issued by the Corporation or on such other terms and conditions as the Board of Directors of the Corporation or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

               (viii) Whenever an adjustment to the Conversion Price and the related voting rights of the Series B Preferred Stock is required, the Corporation shall forthwith place on file with the transfer agent for the Common Stock and the Series B Preferred Stock, and with the Secretary of the Corporation, a statement signed by two officers of the Corporation stating the adjusted Conversion Price determined as provided herein and the resulting conversion ratio, and the voting rights (as appropriately adjusted), of the Series B Preferred Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Price of the Series B Preferred Stock, the Corporation shall mail a notice thereof and of the then prevailing conversion ratio to each holder of Series B Preferred Stock.

               (ix) In the event that, at any time as a result of an adjustment made pursuant to subsection (i) of this subdivision 17, the holder of any shares of Series B Preferred Stock upon thereafter surrendering such shares for conversion, shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, the Conversion
          Price in respect of such other shares or securities so receivable upon conversion of Series B Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subsection (i) hereof, and the provisions of subsections (a) through (h) of this subdivision 17 with respect to the Common
          Stock shall apply on like or similar terms to any such other shares or securities.

     FIFTH: The Secretary of State of the State of New York is hereby designated as the agent of the Corporation upon whom process in any action or proceeding against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against it served on him is:

                              XEROX CORPORATION
                              800 Long Ridge Road
                              P.O. Box 1600
                              Stamford, CT 06904-1600
                              Attention:  General Counsel

     SIXTH:     Its duration is to be perpetual.

     SEVENTH: The number of directors shall be not less than five (5) nor more than twenty-one (21) as determined in the manner prescribed by the By-Laws.

     EIGHTH: The Corporation may purchase, acquire, hold and dispose of the stocks, bonds and other evidences of indebtedness of any corporation, domestic or foreign, and may issue in exchange therefor, its stock, bonds or other obligations.

     NINTH: A person who is or was a director of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, except to the extent that the Business Corporation Law of the State of New York as in effect from time to time expressly provides that the foregoing provisions shall not eliminate or limit such personal liability. Nothing in this Article shall directly or indirectly increase the liability of any such person based upon acts or omissions occurring before the adoption hereof. No amendment, modification or repeal of this Article shall adversely affect any right or protection of any director that exists at the time of such change.

     IN WITNESS WHEREOF, this Certificate has been signed on the 17th day of October, 1996 and the statements contained therein are affirmed as true under penalties of perjury.

                                          /s/   Paul Allaire
                                          -------------------------
                                          Paul A. Allaire
                                          Chairman of the Board

                                          /s/   Eunice M. Filter
                                          --------------------------
                                          E. M. Filter
                                          Secretary